SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 2, 2004

Date of Report (Date of Earliest Event Reported)

THE PEOPLES HOLDING COMPANY 401(K) PLAN

(Exact Name of Registrant as Specified in its Charter)

Mississippi	1-13253	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38802-0709

(Address of Principal Executive Offices)(Zip Code)

Registrant’s Telephone Number: (662) 680-1001

ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 2, 2004, the Audit Committee of the Board of Directors of The Peoples Holding Company (the "Company"), plan sponsor of The Peoples Holding Company's 401(k) Plan ("the Plan"), dismissed Nail McKinney Professional Association ("Nail McKinney") as the independent auditors for the Plan and authorized the engagement of T. E. Lott & Company ("T. E. Lott") as the independent auditors for the Plan, effective immediately. The decision to change independent public accountants for the Plan was not the result of any disagreement with Nail McKinney with respect to any reporting or disclosure requirements applicable to the Plan. Nail McKinney voluntarily did not register itself with the Public Company Accounting Oversight Board and thus is not qualified to issue an audit opinion for the year ended December 31, 2003. Ernst & Young LLP has been, and will continue to act as, the independent accountants with respect to The Peoples Holding Company's corporate financial statements.

Nail McKinney's reports on the Plan's financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for each of the years ended December 31, 2002 and 2001, and through June 2, 2004, there were no disagreements with Nail McKinney on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Nail McKinney, would have caused them to make reference thereto in their reports on the financial statements for such years. In connection with its audits for each of the years ended December 31, 2002 and 2001, and through June 2, 2004, there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

During the years ended December 31, 2002 and 2001, and through June 2, 2004, neither the Plan nor the Company consulted T. E. Lott with respect to the application of accounting principles to a Plan specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plan’s financial statements or any other matters or reportable events as set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

16.1	Letter from Nail McKinney Professional Association to the Securities and Exchange Commission dated June 3, 2004, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEOPLES HOLDING COMPANY 401(K) PLAN

THE PEOPLES HOLDING COMPANY As Plan Sponsor of the foregoing Plan

DATE: June 3, 2004	/s/ E. Robinson McGraw
E. Robinson McGraw
President & Chief Executive Officer

EXHIBIT INDEX
EXHIBIT NUMBER	DESCRIPTION
16.1	Letter from Nail McKinney Professional Association to the Securities and Exchange Commission dated June 3, 2004, filed herewith.